SOUTHWEST AIRLINES REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS; EXPECTS STRONG 2026 FINANCIAL PERFORMANCE FROM BUSINESS TRANSFORMATION

2025 net income $441 million / $0.79 EPS; adjusted net income1 $512 million / $0.93 adjusted EPS1,2
2025 adjusted EBIT1,3 $574 million and above prior guidance of $500 million
Guiding 2026 adjusted EPS4 of at least $4.00, up more than 300% over 2025
Ranked #1 in The Wall Street Journal Best U.S. Airlines of 2025
2026 guidance and strong Q1 bookings reflect sweeping transformation undertaken in 2025

DALLAS, January 28, 2026 - Southwest Airlines (LUV) today reported its fourth quarter and full year 2025 financial results, and provided 2026 adjusted EPS guidance of at least $4.00, which represents the lower end of internal forecasts. Fourth quarter performance benefited from revenue initiatives and continued cost control, contributing to solid results and strong momentum. Notwithstanding the impact of Winter Storm Fern, 2026 is off to a strong start, driven by the Company's Customer-focused product offering, operational excellence, and dramatic progress from the transformational initiatives implemented last year.

“Southwest closed 2025 with strong momentum. Last year we implemented the most ambitious transformation in Company history, including bag fees, basic economy fares, assigned and extra legroom seating, Rapid Rewards® program optimization, online distribution expansion, and free Wi-Fi for loyalty members. We also outperformed our cost reduction goals, strengthened operational reliability through new technology, and returned $2.9 billion to our Shareholders through share repurchases and dividends. That foundation positions us well for long‑term success and sets the stage for significant earnings growth this year. Our performance reflects the extraordinary work of our People, who transformed the business while continuing to serve our Customers with unparalleled hospitality and operational excellence. Their efforts enabled us to achieve $574 million in full year adjusted EBIT, and earned Southwest the top spot in The Wall Street Journal Best U.S. Airlines of 2025. I could not be more proud of what we accomplished,” said Bob Jordan, Southwest’s President & Chief Executive Officer.

2025 Highlights:
•Record quarterly and full year operating revenues of $7.4 billion and $28.1 billion, respectively

•Fourth quarter and full year net income of $323 million and $441 million, or $0.61 and $0.79 per diluted share, respectively
•Fourth quarter and full year adjusted net income of $301 million and $512 million, or $0.58 and $0.93 per diluted share, respectively
•Fourth quarter and full year adjusted EBIT of $386 million and $574 million, respectively
•Returned $2.9 billion to Shareholders in the form of dividends and share repurchases
•#1 ranking in The Wall Street Journal Best U.S. Airlines of 2025

2025 Key Initiatives:
•Implemented assigned and extra legroom seating for travel beginning January 27, 2026
•Changed product offering, including the implementation of bag fees, the addition of a basic economy fare product, and flight credit expiration
•Optimized Rapid Rewards program, including variable earn and burn rates
•Amended co-brand agreement with Chase, including new benefits and improved economics
•Launched free Wi-Fi for loyalty program members, in partnership with T-Mobile
•Expanded online presence through new partnerships with Expedia and Priceline
•Outperformed the previously provided estimate of $370 million in cost reduction, including the first Company layoff of non-contract and management Employees
•Announced six strategic partnerships with Icelandair, EVA Air, China Airlines, Philippine Airlines, Condor, and Turkish Airlines
•Launched Getaways by SouthwestTM, an in-house packaged vacations product
•Announced new service at St. Thomas, USVI; Knoxville, Tennessee; St. Maarten; Santa Rosa, California; and Anchorage, Alaska
•Added redeye flying to increase aircraft utilization and network connectivity
•Reduced turn time to increase aircraft utilization
•Deployed new technology boosting operational reliability, a key enabler of the Company's #1 rank in The Wall Street Journal Best U.S. Airlines of 2025
•Discontinued the fuel hedging program
•Completed $2.6 billion in share repurchases in 2025, representing approximately 14% of shares outstanding, while maintaining the Company's investment-grade rating

Guidance and Outlook:

The following tables provide guidance for first quarter and full year 2026, and include the impact of Winter Storm Fern. The 2026 adjusted EPS guidance is at the lower end of internal forecasts, and well above Wall Street consensus. Just yesterday, assigned and extra legroom seating became operational, and Southwest expects earnings upside based on how booking behavior related to these initiatives unfolds:
•Upsell revenue from close-in bookings, which are more closely affiliated with business and price-flexible Customers
•Growth in business and leisure Customer segments driven by the more attractive new product offering
In the next month or so, Southwest will have better visibility to the upside potential from these initiatives and will provide range bound guidance for 2026 when current quarterly results are reported, if not earlier.

1Q 2026 Forecast
Adjusted EPS	At least $0.45
ASMs (a), year-over-year	Up 1% to 2%
RASM (b), year-over-year	Up at least 9.5%
CASM-X (c), year-over-year[1,4]	Up ~3.5%

2026 Forecast
Adjusted EPS	At least $4.00
ASMs (a), year-over-year	Up 2% to 3%

(a) Available seat miles ("ASMs" or "capacity").
(b) Operating revenues per available seat mile ("RASM" or "unit revenues").
(c) Operating expenses per available seat mile, excluding fuel and oil expense, special items, and profit sharing ("CASM-X").

Revenue Results and Outlook:
•Record fourth quarter 2025 passenger revenues of $6.8 billion, a 7.6% increase, year-over-year
•Record fourth quarter 2025 operating revenues of $7.4 billion, a 7.4% increase, year-over-year
•Fourth quarter 2025 RASM decreased 0.2%, year-over-year, excluding special items1, impacted by Federal Aviation Administration mandated cuts
•First quarter 2026 RASM is expected to increase at least 9.5%, year-over year

Non-Fuel Costs and Outlook:
•Fourth quarter 2025 operating expenses increased 6.0%, year-over-year, to $7.1 billion

•Fourth quarter 2025 operating expenses, excluding fuel, special items, and profit sharing1, increased 6.6%, year-over-year
•Fourth quarter 2025 CASM-X increased 0.8% and full year 2025 CASM-X increased 3.1%, both year-over-year
•First quarter 2026 CASM-X is expected to increase approximately 3.5%, year-over-year, which includes a 1.1 point impact from the removal of six seats from the Boeing 737-700 fleet to enable extra legroom seating
•Accrued $97 million of Employee profit sharing for 2025

Fuel Costs:
•Fourth quarter 2025 fuel cost was $2.45 per gallon and above the Company's previous guidance range
•First quarter 2026 fuel cost per gallon is assumed to be approximately $2.405

Capacity, Fleet, and Capital Spending:
•Fourth quarter 2025 capacity increased 5.8%, and full year 2025 capacity increased 1.6%, both year-over-year
•Received 19 Boeing 737-8 aircraft and retired 18 aircraft (14 Boeing 737-700 aircraft and the sale of four Boeing 737-800 aircraft) in fourth quarter 2025, ending the year with 803 aircraft
•Received 55 Boeing 737-8 aircraft and retired 55 aircraft in 2025 (48 Boeing 737-700 aircraft and seven Boeing 737-800 aircraft, including the sale of five Boeing 737-800 aircraft)
•2025 net capital expenditures6 were $2.6 billion
•Expect 66 Boeing 737-8 aircraft deliveries in 2026 and plan to retire approximately 60 aircraft
•Expect 2026 net capital spending in the range of $3.0 billion to $3.5 billion

Liquidity and Capital Deployment:
•Ended 2025 with $3.2 billion in cash and cash equivalents, and a revolving credit line of $1.5 billion
•Ended 2025 with leverage1,7 of 2.4x
•Have unencumbered aircraft and other related assets with a net book value of approximately $17.0 billion
•Repurchased $2.6 billion in shares and distributed $399 million in dividends during 2025

•Retired $3.3 billion of debt and finance lease obligations, including $1.6 billion of convertible notes and the prepayment of $1.6 billion of the Payroll Support Program
•Issued $1.5 billion of unsecured bonds at industry-leading terms in November 2025
•Intends to opportunistically repurchase shares, while staying within the guardrails that support its investment-grade rating

Conference Call:
Southwest will discuss its fourth quarter and full year 2025 results on a conference call at 10:00 a.m. Eastern Time on January 29, 2026. To listen to a live broadcast of the conference call please go to
www.southwestairlinesinvestorrelations.com.

Footnotes
1See Note Regarding Use of Non-GAAP Financial Measures for additional information on special items. In addition, information regarding special items and economic results is included in the accompanying table Reconciliation of Reported Amounts to Non-GAAP Items (also referred to as "excluding special items").
2Adjusted EPS, a non-GAAP financial measure, is calculated as net income, excluding special items, divided by diluted weighted-average shares outstanding.
3Adjusted EBIT, a non-GAAP financial measure, is defined as earnings before interest and taxes, excluding special items.
4Projections do not reflect the potential impact of fuel and oil expense, special items, and profit sharing because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, especially considering the significant volatility of the fuel and oil expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for these projected results is not meaningful or available without unreasonable effort.
5Based on market prices as of January 23, 2026. Fuel cost per gallon includes fuel taxes and fuel hedging net premium expense of $0.06 per gallon related to terminated fuel derivative contracts.
6Net capital expenditures include the impact of aircraft sales and sale-leaseback transactions.
7Leverage, adjusted debt, and adjusted EBITDAR are each non-GAAP financial measures. Leverage is calculated as adjusted debt divided by trailing twelve month adjusted EBITDAR. Adjusted EBITDAR is calculated as earnings before interest and taxes, and non-operating other (gains) losses, net, excluding special items, and adjusted by adding depreciation and amortization and the fixed portion of operating lease expense ("adjusted EBITDAR"). Adjusted debt includes current and long-term debt, finance lease obligations, and operating lease liabilities (including fleet, ground, and other).

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company's financial and operational outlook, earnings upside potential, expectations, goals, plans, targets, and projected results of operations, including with respect to its long-term success, earnings growth, and initiatives, and including factors and assumptions underlying the Company's expectations and projections, including the impact from Winter Storm Fern; (ii) the Company’s initiatives, strategic priorities and focus areas, goals, and opportunities, including with respect to assigned and extra legroom seating, including up-sell revenue from close-in bookings and growth in business and leisure segments, the Company’s business transformation, Customer-focused product offering, and operational excellence; (iii) the Company’s expectations with respect to providing future, range-bound guidance; (iv) the Company’s capacity plans and expectations; (v) the Company's expectations with respect to fuel costs and fuel efficiency, including factors underlying the Company's expectations; (vi) the Company’s network plans and expectations, including service at new stations; (vii) the Company’s fleet plans and expectations, including with respect to its fleet order book, fleet modernization, and expected fleet deliveries and retirements, and including factors and assumptions underlying the Company's plans and expectations; (viii) the Company's plans, estimates, and assumptions related to capital spending, including factors and assumptions underlying the Company's expectations and projections; (x) the Company’s plans and expectations with respect to share repurchases and other shareholder returns; and (xi) the Company’s plans, expectations, and targets with respect to its investment-grade rating. These forward-looking statements are based on the Company's current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), governmental actions, consumer perception, consumer uncertainties with respect to trade policies or government shutdowns (including the imposition of tariffs), economic conditions, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (ii) the Company's ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management and assigned and extra legroom seating; (iii) consumer behavior and response with respect to the Company's new commercial products and policies; (iv) the impact of fuel price changes, fuel price volatility, and fuel availability on the Company's business plans and results of operations; (v) the impact of governmental regulations and other governmental actions, including with respect to government shutdowns, as well as the Company’s ability to obtain any required governmental approvals, on the Company's business plans, results, and operations; (vi) the Company's dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company's aircraft deliveries, Boeing MAX 7 aircraft certifications, fleet and capacity plans, operations, maintenance, strategies, and goals; (vii) the Company's dependence on the Federal Aviation Administration with respect to, among other things, the certification of the Boeing MAX 7 aircraft; (viii) the Company's dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, online travel agencies, operational reliability, fuel supply, maintenance, Global Distribution Systems, environmental sustainability, and the impact on the Company's operations and results of operations of any third party delays or nonperformance; (ix) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (x) the impact of labor matters on the Company's business decisions, plans, strategies, and results; (xi) the Company's ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (xii) the Company's dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies, and initiatives; (xiii) the cost and effects of the actions of activist shareholders; and (xiv) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025.

Investor Contact:
Southwest Airlines Investor Relations
214-792-4415

Media Contact:
Southwest Airlines Media Relations
214-792-4847
swamedia@wnco.com

SW-QFS

Southwest Airlines Co.
Condensed Consolidated Statement of Income
(in millions, except per share amounts)
(unaudited)

	Three months ended			Year ended
	December 31,			December 31,
	2025	2024	Percent Change	2025	2024	Percent Change
OPERATING REVENUES:
Passenger	$6,785	$6,307	7.6	$25,535	$24,980	2.2
Freight	43	45	(4.4)	171	175	(2.3)
Other	614	579	6.0	2,357	2,328	1.2
Total operating revenues	7,442	6,931	7.4	28,063	27,483	2.1

OPERATING EXPENSES:
Salaries, wages, and benefits	3,381	3,232	4.6	12,963	12,240	5.9
Fuel and oil	1,333	1,264	5.5	5,240	5,812	(9.8)
Maintenance materials and repairs	306	307	(0.3)	1,227	1,353	(9.3)
Landing fees and airport rentals	540	493	9.5	2,178	1,962	11.0
Depreciation and amortization	371	407	(8.8)	1,560	1,657	(5.9)
Other operating expenses	1,120	950	17.9	4,467	4,138	8.0
Total operating expenses	7,051	6,653	6.0	27,635	27,162	1.7

OPERATING INCOME	391	278	40.6	428	321	33.3

NON-OPERATING EXPENSES (INCOME):
Interest expense	48	59	(18.6)	167	249	(32.9)
Capitalized interest	(17)	(11)	54.5	(54)	(35)	54.3
Interest income	(33)	(105)	(68.6)	(205)	(497)	(58.8)
Other (gains) losses, net	(14)	6	n.m.	(43)	6	n.m.
Total non-operating expenses (income)	(16)	(51)	(68.6)	(135)	(277)	(51.3)

INCOME BEFORE INCOME TAXES	407	329	23.7	563	598	(5.9)
PROVISION FOR INCOME TAXES	84	68	23.5	122	133	(8.3)
NET INCOME	$323	$261	23.8	$441	$465	(5.2)

NET INCOME PER SHARE:
Basic	$0.63	$0.44	43.2	$0.82	$0.78	5.1
Diluted	$0.61	$0.42	45.2	$0.79	$0.76	3.9

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	516	595	(13.3)	540	598	(9.7)
Diluted	521	641	(18.7)	558	643	(13.2)

Southwest Airlines Co.
Reconciliation of Reported Amounts to Non-GAAP Items (excluding special items)
(See Note Regarding Use of Non-GAAP Financial Measures)
(in millions, except per share amounts) (unaudited)

	Three months ended			Year ended
	December 31,			December 31,
	2025	2024	Percent Change	2025	2024	Percent Change
Fuel and oil expense, unhedged	$1,297	$1,252		$5,095	$5,750
Add: Premium cost of fuel contracts designated as hedges (a)	36	34		145	148
Deduct: Fuel hedge gains included in Fuel and oil expense, net	—	(22)		—	(86)
Fuel and oil expense, as reported	$1,333	$1,264		$5,240	$5,812
Add: Fuel hedge contracts settling in the current period, but for which gains were reclassified from AOCI	—	19		—	34
Add: Premium cost of fuel contracts not designated as hedges	—	6		—	9
Fuel and oil expense, excluding special items (economic)	$1,333	$1,289	3.4	$5,240	$5,855	(10.5)

Total operating expenses, as reported	$7,051	$6,653		$27,635	$27,162
Deduct: Voluntary Employee programs	—	(5)		—	(5)
Deduct: Labor contract adjustment	—	—		—	(9)
Deduct: Contract Termination Charge	(7)	—		(7)	—
Add: Fuel hedge contracts settling in the current period, but for which gains were reclassified from AOCI	—	19		—	34
Add: Premium cost of fuel contracts not designated as hedges	—	6		—	9
Add: DOT settlement waiver	11	—		11	—
Deduct: Impairment of long-lived assets	—	—		(8)	—
Deduct: Litigation accruals	—	—		(19)	(7)
Add (Deduct): Professional advisory fees/reimbursement	7	(18)		7	(37)
Deduct: Transformation costs	—	(5)		(33)	(5)
Deduct: Severance and related costs (b)	—	—		(62)	—
Total operating expenses, excluding special items	$7,062	$6,650	6.2	$27,524	$27,142	1.4
Deduct: Fuel and oil expense, excluding special items (economic)	(1,333)	(1,289)		(5,240)	(5,855)
Operating expenses, excluding Fuel and oil expense and special items	$5,729	$5,361	6.9	$22,284	$21,287	4.7
Deduct: Profit-sharing expense	(71)	(54)		(97)	(103)
Operating expenses, excluding Fuel and oil expense, special items, and profit sharing	$5,658	$5,307	6.6	$22,187	$21,184	4.7

Operating income, as reported	$391	$278		$428	$321
Add: Breakage revenue adjustment (c)	—	116		—	116
Add: Voluntary Employee programs	—	5		—	5
Add: Labor contract adjustment	—	—		—	9
Add: Contract Termination Charge	7	—		7	—
Deduct: Fuel hedge contracts settling in the current period, but for which gains were reclassified from AOCI	—	(19)		—	(34)
Deduct: Premium cost of fuel contracts not designated as hedges	—	(6)		—	(9)
Deduct: DOT settlement waiver	(11)	—		(11)	—
Add: Impairment of long-lived assets	—	—		8	—
Add: Litigation accruals	—	—		19	7
Add (Deduct): Professional advisory fees/reimbursement	(7)	18		(7)	37
Add: Transformation costs	—	5		33	5
Add: Severance and related costs (b)	—	—		62	—
Operating income, excluding special items	$380	$397	(4.3)	$539	$457	17.9

	Three months ended			Year ended
	December 31,			December 31,
	2025	2024	Percent Change	2025	2024	Percent Change
Other (gains) losses, net, as reported	$(14)	$4		$(43)	$4
Deduct: Mark-to-market impact from fuel contracts settling in current periods	—	(1)		—	(34)
Deduct: Premium cost of fuel contracts not designated as hedges	—	(6)		—	(9)
Add: Unrealized mark-to-market adjustment on forward contract	8	—		8	—
Other gains, net, excluding special items	$(6)	$(3)	100.0	$(35)	$(39)	(10.3)

Income before income taxes, as reported	$407	$329		$563	$598
Add: Breakage revenue adjustment (c)	—	116		—	116
Add: Voluntary Employee programs	—	5		—	5
Add: Labor contract adjustment	—	—		—	9
Add: Contract Termination Charge	7	—		7	—
Deduct: Fuel hedge contracts settling in the current period, but for which gains were reclassified from AOCI	—	(19)		—	(34)
Add: Mark-to-market impact from fuel contracts settling in current periods	—	1		—	34
Deduct: DOT settlement waiver	(11)	—		(11)	—
Add: Impairment of long-lived assets	—	—		8	—
Add: Litigation accruals	—	—		19	7
Add (Deduct): Professional advisory fees/reimbursement	(7)	18		(7)	37
Add: Transformation costs	—	5		33	5
Add: Severance and related costs (b)	—	—		62	—
Deduct: Unrealized mark-to-market adjustment on forward contract	(8)	—		(8)	—
Income before income taxes, excluding special items	$388	$455	(14.7)	$666	$777	(14.3)

Provision for income taxes, as reported	$84	$68		$122	$133
Add: Net income tax impact of fuel and special items (d)	3	31		32	47
Provision for income taxes, net, excluding special items	$87	$99	(12.1)	$154	$180	(14.4)

Net income, as reported	$323	$261		$441	$465
Add: Breakage revenue adjustment (c)	—	116		—	116
Add: Voluntary Employee programs	—	5		—	5
Add: Labor contract adjustment	—	—		—	9
Add: Contract Termination Charge	7	—		7	—
Deduct: Fuel hedge contracts settling in the current period, but for which gains were reclassified from AOCI	—	(19)		—	(34)
Add: Mark-to-market impact from fuel contracts settling in current periods	—	1		—	34
Deduct: DOT settlement waiver	(11)	—		(11)	—
Add: Impairment of long-lived assets	—	—		8	—
Add: Litigation accruals	—	—		19	7
Add (Deduct): Professional advisory fees/reimbursement	(7)	18		(7)	37
Add: Transformation costs	—	5		33	5
Add: Severance and related costs (b)	—	—		62	—

	Three months ended			Year ended
	December 31,			December 31,
	2025	2024	Percent Change	2025	2024	Percent Change
Deduct: Unrealized mark-to-market adjustment on forward contract	(8)	—		(8)	—
Deduct: Net income tax impact of fuel and special items (d)	(3)	(31)		(32)	(47)
Net income, excluding special items	$301	$356	(15.4)	$512	$597	(14.2)

Net income per share, diluted, as reported	$0.61	$0.42		$0.79	$0.76
Add (Deduct): Impact of special items	(0.02)	0.22		0.20	0.27
Deduct: Net impact of net income above from fuel contracts divided by dilutive shares	—	(0.03)		—	—
Add: Income tax impact of fuel contracts	—	0.01		—	—
Deduct: Net income tax impact of special items (d)	(0.01)	(0.06)		(0.06)	(0.07)
Net income per share, diluted, excluding special items	$0.58	$0.56	3.6	$0.93	$0.96	(3.1)

Net income, as reported	$323	$261		$441	$465
Add: Breakage revenue adjustment (c)	—	116		—	116
Add: Voluntary Employee programs	—	5		—	5
Deduct: Fuel hedge contracts settling in the current period, but for which gains were reclassified from AOCI	—	(19)		—	(34)
Add: Mark-to-market impact from fuel contracts settling in current periods	—	1		—	34
Add: Impairment of long-lived assets	—	—		8	—
Deduct: DOT settlement waiver	(11)	—		(11)	—
Add: Labor contract adjustment	—	—		—	9
Add: Contract termination charge	7	—		7	—
Add (Deduct): Professional advisory fees/reimbursement	(7)	18		(7)	37
Add: Transformation costs	—	5		33	5
Add: Litigation accruals	—	—		19	7
Add: Severance and related costs (b)	—	—		62	—
Deduct: Unrealized mark-to-market adjustment on forward contract	(8)	—		(8)	—
Add: Provision for income taxes	84	68		122	133
Deduct: Net interest income	(2)	(57)		(92)	(283)
EBIT, excluding special items	$386	$398		$574	$494

Operating revenues, as reported	$7,442	$6,931		$28,063	$27,483
Add: Breakage revenue adjustment (c)	—	116		—	116
Operating revenues, excluding special items	$7,442	$7,047	5.6	$28,063	$27,599	1.7

Operating revenue per ASM (cents), as reported	¢ 16.16	¢ 15.92		¢ 15.59	¢ 15.51
Add: Impact of special items	—	0.27		—	0.06
Operating revenue per ASM, excluding special items (cents)	¢ 16.16	¢ 16.19	(0.2)	¢ 15.59	¢ 15.57	0.1

Operating expenses per ASM (cents), as reported	¢ 15.31	¢ 15.28		¢ 15.35	¢ 15.32
Add (Deduct): Impact of special items	0.03	(0.06)		(0.06)	(0.04)
Deduct: Fuel and oil expense divided by ASMs	(2.89)	(2.90)		(2.91)	(3.27)
Deduct: Profit-sharing expense divided by ASMs	(0.16)	(0.13)		(0.06)	(0.06)
Operating expenses per ASM, excluding Fuel and oil expense, profit sharing, and special items (cents)	¢ 12.29	¢ 12.19	0.8	¢ 12.32	¢ 11.95	3.1

(a) Includes amounts reclassified from Accumulated Other Comprehensive Income associated with hedges previously terminated.
(b) Represents Employee severance payments and related professional fees resulting from the workforce reduction in February 2025 ($53 million in Salaries, wages, and benefits and $9 million in Other operating expenses).
(c) Represents a change in breakage revenue estimate related to flight credits the Company issued to Passengers during 2022 and prior. On July 28, 2022, the Company modified its policy and announced that all unexpired flight credits as of that date, including a significant volume of such credits issued to impacted Customers during the COVID-19 pandemic as the Company was making significant changes to its schedules based on fluctuating demand, will no longer have an expiration date and thus will be able to be redeemed by Customers indefinitely. This change in policy was considered a contract modification under ASC 606, Revenue from Contracts with Customers, and the Company accounted for such change prospectively in third quarter 2022. At that time, based on historical Customer behavior, the Company estimated that redemptions of these flight credits would have been reduced to an immaterial amount during 2024 and recognized breakage revenue in prior periods for these flight credits accordingly; however, based on actual Customer redemptions throughout 2024, as well as projected redemptions beyond 2024, the Company determined a reversal of a portion of this prior breakage revenue was warranted in 2024. This adjustment is not reflective of base business revenue trends in fourth quarter 2024 or beyond. See the Note Regarding Use of Non-GAAP Financial Measures for further information.
(d) Tax amounts for each individual special item are calculated at the Company's effective rate for the applicable period and totaled in this line item.

Southwest Airlines Co.
Comparative Consolidated Operating Statistics
(unaudited)

	Three months ended			Year ended
	December 31,		Percent	December 31,		Percent
	2025	2024	Change	2025	2024	Change
Revenue passengers carried (000s)	34,033	34,126	(0.3)	134,110	140,023	(4.2)
Enplaned passengers (000s)	43,004	42,591	1.0	168,334	175,466	(4.1)
Revenue passenger miles (RPMs) (in millions) (a)	35,567	34,471	3.2	139,443	142,515	(2.2)
Available seat miles (ASMs) (in millions) (b)	46,052	43,533	5.8	180,046	177,250	1.6
Load factor (c)	77.2%	79.2%	(2.0) pts.	77.4%	80.4%	(3.0) pts.
Average length of passenger haul (miles)	1,045	1,010	3.5	1,040	1,018	2.2
Average aircraft stage length (miles)	779	763	2.1	780	763	2.2
Trips flown	359,032	353,529	1.6	1,415,822	1,443,866	(1.9)
Seats flown (000s) (d)	58,048	56,598	2.6	228,193	230,187	(0.9)
Seats per trip (e)	161.7	160.1	1.0	161.2	159.4	1.1
Average passenger fare	$199.36	$184.81	7.9	$190.41	$178.40	6.7
Passenger revenue yield per RPM (cents) (f)	19.08	18.30	4.3	18.31	17.53	4.4
RASM (cents) (g)	16.16	15.92	1.5	15.59	15.51	0.5
RASM, excluding special items (cents)	16.16	16.19	(0.2)	15.59	15.57	0.1
PRASM (cents) (h)	14.73	14.49	1.7	14.18	14.09	0.6
CASM (cents) (i)	15.31	15.28	0.2	15.35	15.32	0.2
CASM, excluding Fuel and oil expense (cents)	12.42	12.38	0.3	12.44	12.05	3.2
CASM, excluding special items (cents)	15.34	15.27	0.5	15.29	15.31	(0.1)
CASM, excluding Fuel and oil expense and special items (cents)	12.44	12.31	1.1	12.38	12.01	3.1
CASM, excluding Fuel and oil expense, special items, and profit-sharing expense (cents)	12.29	12.19	0.8	12.32	11.95	3.1
Fuel costs per gallon, including fuel tax (unhedged)	$2.38	$2.36	0.8	$2.34	$2.62	(10.7)
Fuel costs per gallon, including fuel tax	$2.45	$2.38	2.9	$2.41	$2.64	(8.7)
Fuel costs per gallon, including fuel tax (economic)	$2.45	$2.42	1.2	$2.41	$2.66	(9.4)
Fuel consumed, in gallons (millions)	545	531	2.6	2,169	2,194	(1.1)
Active fulltime equivalent Employees	72,790	72,450	0.5	72,790	72,450	0.5
Aircraft at end of period (j)	803	803	—	803	803	—
(a) A revenue passenger mile is one paying passenger flown one mile. Also referred to as "traffic," which is a measure of demand for a given period.
(b) An available seat mile is one seat (empty or full) flown one mile. Also referred to as "capacity," which is a measure of the space available to carry passengers in a given period.
(c) Revenue passenger miles divided by available seat miles.
(d) Seats flown is calculated using total number of seats available by aircraft type multiplied by the total trips flown by the same aircraft type during a particular period.
(e) Seats per trip is calculated by dividing seats flown by trips flown.
(f) Calculated as passenger revenue divided by revenue passenger miles. Also referred to as "yield," this is the average cost paid by a paying passenger to fly one mile, which is a measure of revenue production and fares.
(g) RASM (unit revenue) - Operating revenue yield per ASM, calculated as operating revenue divided by available seat miles. Also referred to as "operating unit revenues," this is a measure of operating revenue production based on the total available seat miles flown during a particular period.
(h) PRASM (Passenger unit revenue) - Passenger revenue yield per ASM, calculated as passenger revenue divided by available seat miles. Also referred to as “passenger unit revenues,” this is a measure of passenger revenue production based on the total available seat miles flown during a particular period.
(i) CASM (unit costs) - Operating expenses per ASM, calculated as operating expenses divided by available seat miles. Also referred to as "unit costs" or "cost per available seat mile," this is the average cost to fly an aircraft seat (empty or full) one mile, which is a measure of cost efficiencies.
(j) Included three Boeing 737 Next Generation aircraft in temporary storage as of December 31, 2024.

Southwest Airlines Co.
Condensed Consolidated Balance Sheet
(in millions)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,231	$7,509
Short-term investments	—	1,216
Accounts and other receivables	1,149	1,110
Inventories of parts and supplies, at cost	775	800
Prepaid expenses and other current assets	490	639
Total current assets	5,645	11,274
Property and equipment, at cost:
Flight equipment	26,293	25,202
Ground property and equipment	9,163	8,244
Deposits on flight equipment purchase contracts	401	413
Assets constructed for others	88	88
	35,945	33,947
Less allowance for depreciation and amortization	15,700	14,891
	20,245	19,056
Goodwill	970	970
Operating lease right-of-use assets	1,089	1,369
Other assets	1,112	1,081
	$29,061	$33,750
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,991	$1,818
Accrued liabilities	2,349	2,206
Current operating lease liabilities	312	328
Air traffic liability	5,945	6,294
Current maturities of long-term debt	324	1,630
Total current liabilities	10,921	12,276

Long-term debt less current maturities	4,577	5,069
Air traffic liability - noncurrent	1,219	1,948
Deferred income taxes	2,289	2,167
Noncurrent operating lease liabilities	768	1,031
Other noncurrent liabilities	1,306	909
Stockholders' equity:
Common stock	888	888
Capital in excess of par value	4,322	4,199
Retained earnings	16,388	16,332
Accumulated other comprehensive loss	(24)	(25)
Treasury stock, at cost	(13,593)	(11,044)
Total stockholders' equity	7,981	10,350
	$29,061	$33,750

Southwest Airlines Co.
Condensed Consolidated Statement of Cash Flows
(in millions) (unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$323	$261	$441	$465
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	371	407	1,560	1,657
Impairment of long-lived assets	—	—	8	—
Unrealized mark-to-market adjustment on forward contract	(8)	—	(8)	—
Unrealized/realized gain on fuel derivative instruments	—	(17)	—	—
Deferred income taxes	85	70	122	132
Gain on sale-leaseback transactions	—	(92)	(3)	(92)
Changes in certain assets and liabilities:
Accounts and other receivables	(13)	100	51	19
Other assets	47	(12)	407	(8)
Accounts payable and accrued liabilities	427	305	218	(1,363)
Air traffic liability	(961)	(459)	(1,078)	(37)
Other liabilities	8	(61)	(11)	(197)
Cash collateral provided to derivative counterparties	—	—	(22)	(28)
Other, net	16	(26)	157	(86)
Net cash provided by operating activities	295	476	1,842	462

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net	(859)	(461)	(2,673)	(2,054)
Proceeds from sale-leaseback transactions	—	871	24	871
Purchases of short-term investments	—	(1,168)	(470)	(5,014)
Proceeds from sales of short-term and other investments	116	835	1,693	5,995
Other, net	1	(4)	(3)	(59)
Net cash provided by (used in) investing activities	(742)	73	(1,429)	(261)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,500	—	1,500	—
Payroll Support Program stock warrants repurchase	—	—	—	(6)
Proceeds from Employee stock plans	13	15	59	60
Repurchase of common stock	(50)	(250)	(2,550)	(250)
Payments of long-term debt and finance lease obligations	(672)	(1,310)	(3,275)	(1,337)
Payments of cash dividends	—	—	(399)	(430)
Other, net	(15)	2	(26)	(17)
Net cash provided by (used in) financing activities	776	(1,543)	(4,691)	(1,980)

NET CHANGE IN CASH AND CASH EQUIVALENTS	329	(994)	(4,278)	(1,779)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,902	8,503	7,509	9,288

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,231	$7,509	$3,231	$7,509

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES
The Company's unaudited Condensed Consolidated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These GAAP financial statements may include (i) unrealized noncash adjustments and reclassifications, which can be significant, as a result of accounting requirements and elections made under accounting pronouncements relating to derivative instruments and hedging and (ii) other charges and benefits the Company believes are unusual and/or infrequent in nature and thus may make comparisons to its prior or future performance difficult.
As a result, the Company also provides financial information in this update that was not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. The Company provides supplemental non-GAAP financial information (also referred to as "excluding special items"), including results that it refers to as "economic," which the Company's management utilizes to evaluate its ongoing financial performance and the Company believes provides additional insight to investors as supplemental information to its GAAP results. The non-GAAP measures provided that relate to the Company’s performance on an economic fuel cost basis include Fuel and oil expense, non-GAAP; Total operating expenses, non-GAAP; Operating expenses, non-GAAP excluding Fuel and oil expense; Operating expenses, non-GAAP excluding Fuel and oil expense and profit sharing; Operating income, non-GAAP; Other gains, net, non-GAAP; Income before income taxes, non-GAAP; Provision for income taxes, net, non-GAAP; Net income, non-GAAP; Net income per share, diluted, non-GAAP; EBIT, non-GAAP; Operating expenses per ASM, non-GAAP, excluding Fuel and oil expense and profit sharing (cents); and Adjusted debt to adjusted EBITDAR. For periods in which fuel hedge contracts are utilized, the Company's economic Fuel and oil expense results may differ from GAAP results in that they only include the actual cash settlements from fuel hedge contracts - all reflected within Fuel and oil expense in the period of settlement. Thus, Fuel and oil expense on an economic basis has historically been utilized by the Company, as well as some of the other airlines that utilize fuel hedging, as it reflects the Company’s actual net cash outlays for fuel during the applicable period, inclusive of settled fuel derivative contracts. Any net premium costs paid related to option contracts that are designated as hedges are reflected as a component of Fuel and oil expense, for both GAAP and non-GAAP (including economic) purposes in the period of contract settlement. The Company believes these economic results provide further insight into the impact of the Company's fuel hedges on its operating performance and liquidity since they exclude the unrealized, noncash adjustments and reclassifications that are recorded in GAAP results in accordance with accounting guidance relating to derivative instruments within Fuel and oil expense. This enables the Company's management, as well as investors and analysts, to consistently assess the Company's operating performance on a year-over-year or quarter-over-quarter basis after considering all efforts in place to manage fuel expense. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations, and not all companies calculate the measures in the same manner. As a result, the aforementioned measures, as presented, may not be directly comparable to similarly titled measures presented by other companies.

Further information on (i) the Company's fuel hedging program, (ii) the requirements of accounting for derivative instruments, (iii) the causes of hedge ineffectiveness and/or mark-to-market gains or losses from derivative instruments, and (iv) the Company's termination of its remaining fuel hedge derivative instruments is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and on Form 10-Q for the period ending June 30, 2025.
The Company’s GAAP results in the applicable periods may include other charges or benefits that are also deemed “special items” that the Company believes make its results difficult to compare to prior periods, anticipated future periods, or industry trends. Financial measures identified as non-GAAP (or as excluding special items) have been adjusted to exclude special items. For the periods presented, in addition to the items discussed above, special items include:

1.Reversal of breakage revenue previously recorded related to a portion of flight credits issued to Customers during 2022 and prior that have either been redeemed or are expected to be redeemed in future periods. The majority of these flight credits were issued during the COVID-19 pandemic as the Company was making significant changes to its flight schedules based on fluctuating demand, which made it difficult to estimate future redemption patterns when compared against historical Customer behavior;

2.Incremental expense associated with a voluntary separation program that allowed eligible Employees the opportunity to voluntarily separate from the Company in exchange for severance, medical/dental coverage for a specified period of time, and travel privileges based on years of service;
3.Incremental expense associated with contract ratification bonuses for various workgroups related to additional compensation for services performed by Employees outside the applicable fiscal period;
4.A credit received from the DOT regarding a settlement reached for the Company's December 2022 operational disruption in light of the Company significantly improving its on-time performance and completion factor through the Company's investment in its Network Operations Control;
5.Expenses and/or reimbursements for incremental professional advisory fees related to activist investor activities, which were not budgeted by the Company, are not associated with the ongoing operation of the airline, and are difficult to predict in future periods;
6.Charges associated with tentative litigation settlements regarding paid short-term military leave to certain Employees and an arbitration award in favor of the Company's Pilots relating to a collective-bargaining matter;
7.Expenses associated with professional advisory fees related to the Company's implementation of its comprehensive transformational plan;
8.Charges associated with severance, post-employment benefits, and professional fees as a result of the Company's reduction in workforce;
9.Non-cash impairment charges related to certain assets that are no longer in use;
10.Expenses associated with a contract termination charge related to one of the Company's health insurance providers; and
11.Unrealized mark-to-market adjustment associated with a forward contract entered into in fourth quarter 2025.

Because management believes special items can distort the trends associated with the Company’s ongoing performance as an airline, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude the impact of special items in order to enhance consistency and comparativeness with results in prior periods that do not include such items and as a basis for evaluating operating results in future periods. The following measures are often provided, excluding special items, and utilized by the Company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to industry trends: Fuel and oil expense, non-GAAP; Total operating expenses, non-GAAP; Operating expenses, non-GAAP excluding Fuel and oil expense; Operating expenses, non-GAAP excluding Fuel and oil expense and profit sharing; Operating income, non-GAAP; Other gains, net, non-GAAP; Income before income taxes, non-GAAP; Provision for income taxes, net, non-GAAP; Net income, non-GAAP; Net income per share, diluted, non-GAAP; EBIT, non-GAAP; Operating revenues, non-GAAP; Operating revenue per ASM, non-GAAP; Operating expenses per ASM, non-GAAP, excluding Fuel and oil expense and profit sharing (cents); and Adjusted debt to adjusted EBITDAR.

The Company has also provided adjusted debt, adjusted EBITDAR, and adjusted debt to adjusted EBITDAR (leverage), which are non-GAAP measures of financial performance. Management believes these supplemental measures can provide a more accurate view of the Company's leverage and risk, since they consider the Company’s debt and debt-like obligation profile and capital. Leverage ratios are widely used by investors, analysts, and rating agencies in the valuation, comparison, rating, and investment recommendations of companies. Although adjusted debt, adjusted EBITDAR, and leverage ratios are commonly-used financial measures, definitions of each differ; therefore, the Company is providing an explanation of its calculations for non-GAAP adjusted debt and adjusted EBITDAR in the accompanying reconciliation below in order to allow investors to compare and contrast its calculations to the calculations provided by other companies.

December 31, 2025
(in millions)
Current maturities of long-term debt, as reported	$324
Long-term debt less current maturities, as reported	4,577
Total debt, including finance leases (A)	4,901
Add: Current operating lease liabilities, as reported	312
Add: Noncurrent operating lease liabilities, as reported	768
Adjusted debt (B)	$5,981

Twelve Months Ended
December 31, 2025
Net income, as reported (C)	$441
Interest expense (income), net of capitalized interest, as reported	(92)
Income tax expense (benefit), as reported	122
Non-operating other (gains) losses, net, as reported	(43)
Operating income, as reported	428
Impact of special items	111
Operating income, non-GAAP	539
Depreciation and amortization	1,560
Fixed portion of operating lease expense	363
Adjusted EBITDAR (D)	$2,462

Total debt to Net income (A/C)	11.1x
Adjusted debt to adjusted EBITDAR (B/D)	2.4x